Exhibit 99.1

Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
512-953-4401 X 11929
Sarah.Spitz@sunpower.com

SunPower Provides Update on Discussions with Key Financial Partners

RICHMOND, Calif., February 1, 2024 - SunPower Corp. (NASDAQ: SPWR) (the “Company” or “SunPower”), a leading residential solar technology and energy services provider, today announced that it has received additional waiver extensions from Atlas Securitized Products Holdings, L.P., and Bank of America, providing for the extension of the latest temporary waivers until February 16, 2024.

Additionally, the Company announced the receipt of commitments for $20 million in financing from its majority shareholders TotalEnergies and Global Infrastructure Partners.

SunPower will use the runway afforded by this financing and the extensions to continue discussions with key financial partners as it evaluates all strategic alternatives toward a long-term financial solution.

About SunPower
SunPower (NASDAQ:SPWR) is a leading residential solar, storage and energy services provider in North America. SunPower offers solar + storage solutions that give customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward Looking Statement
This release includes information that constitutes forward-looking statements. Forward-looking statements often address expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding the Company’s ability to continue discussions with its key financial partners to obtain a long-term solution, and the timing and outcome thereof. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to obtain further waivers and consents under the Company’s credit facilities, and the timing and outcome thereof; the Company’s ability to comply with debt covenants or cure any defaults; the Company’s ability to repay our obligations as they come due; and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended January 1, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023, and the Company’s other filings with the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.